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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

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SUBSIDIARY                                       FORM                         OWNER                       OWNERSHIP
----------                                       ----                         -----                       ---------
TVE, Inc. (Inactive)                             Corporation        The Sports Club Company, Inc.           100.00%

Century City Spectrum, Inc. (Inactive)           Corporation        The Sports Club Company, Inc.           100.00%

The Sports Connection Holding Company            Corporation        The Sports Club Company, Inc.           100.00%
    (Inactive)

The Spectrum Club Company, Inc.                  Corporation        The Sports Club Company, Inc.           100.00%

Sports Club, Inc. of California                  Corporation        The Sports Club Company, Inc.           100.00%

Pontius Realty, Inc.                             Corporation        The Sports Club Company, Inc.           100.00%

Irvine Sports Club, Inc.                         Corporation        The Sports Club Company, Inc.           100.00%

The SportsMed Company, Inc.                      Corporation        The Sports Club Company, Inc.           100.00%

SCC Sports Club, Inc. (Inactive)                 Corporation        The Sports Club Company, Inc.           100.00%

L.A./Irvine Sports Clubs, Ltd.                   Partnership        Sports Club, Inc. of California          50.10%

Talla New York, Inc.                             Corporation        Sports Club, Inc. of California         100.00%

Reebok-Sports Club/NY                            Partnership        Talla New York, Inc.                     50.10%
                                                                    The Sports Club Company, Inc.             9.90%

El Segundo-TDC, Ltd.                             Partnership        The Spectrum Club Company, Inc.          17.19%
                                                                    Pontius Realty, Inc.                      0.75%
                                                                    Sports Club, Inc. of California           9.89%
                                                                    The Sports Club Company, Inc.             9.89%

Sports Connection ES/MB                          Partnership        The Spectrum Club Company, Inc.          43.73%
                                                                    El Segundo-TDC, Ltd.                      6.27%

Green Valley Spectrum Club, Inc.                 Corporation        The Sports Club Company, Inc.           100.00%

SF Sports Club, Inc.                             Corporation        The Sports Club Company, Inc.           100.00%

Washington D.C. Sports Club, Inc.                Corporation        The Sports Club Company, Inc.           100.00%

HFA Services, Inc.                               Corporation        Health Fitness Organization             100.00%
                                                                    of America, Inc.

Sepulveda Realty and Development Co. Inc.        Corporation        The Sports Club Company, Inc.           100.00%

Spectrum Club / Anaheim Hills                    Corporation        The Sports Club Company, Inc.           100.00%
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                                    2/24/98